                                                               FILE NO. 811-9072

   As filed with the Securities and Exchange Commission on January 10, 1997


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                   FORM N-1A

        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]

                              AMENDMENT NO.    3                        [X]
                                              -----

                        (CHECK APPROPRIATE BOX OR BOXES)

                         FIRST GLOBAL EQUITY PORTFOLIO
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                      80 HARCOURT STREET, DUBLIN, IRELAND
                     (ADDRESS OF GENERAL BUSINESS OFFICES)


                              (011) 353-1 790-3500
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                             CT CORPORATION SYSTEM
                                 1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                   COPIES TO:

                              ROBERT W. HELM, ESQ.
                             DECHERT PRICE & RHOADS
                              1500 K STREET, N.W.
                              WASHINGTON, DC 20005

                                      AND

                              DAVID HARTMAN, ESQ.
                       AMERICAN INTERNATIONAL GROUP, INC.
                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270

                                EXPLANATORY NOTE

         This Registration Statement is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "Securities Act") because such interests will be offered and sold solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

         This Amendment No. 3 is being filed to include audited financial statements of the Registrant for the fiscal year ended November 30, 1996 and the independent auditors' report thereon.

                         FIRST GLOBAL EQUITY PORTFOLIO

                                     PART A

   ITEM 1. COVER PAGE.             Not applicable.

   ITEM 2. SYNOPSIS.               Not applicable.

   ITEM 3. CONDENSED FINANCIAL INFORMATION.  Not applicable.

   ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.

           First Global Equity Portfolio, a Delaware Business Trust (the "Equity Portfolio") is registered as a diversified, open-end management investment company.

           The investment objective of the Equity Portfolio is to achieve total return on capital through both capital growth (realized and unrealized) and income. The Equity Portfolio seeks to achieve its objective by making global investments in securities of issuers from around the world. This investment objective is a fundamental policy and cannot be changed without approval of the owners of beneficial interests in the Equity Portfolio. There can be no assurance that the Equity Portfolio will achieve its investment objective of maximizing total return on capital.

           Under normal conditions at least 80% of the Equity Portfolio's assets will be invested in securities of issuers organized in one or more of the following countries: the United States, the United Kingdom, Canada, Australia, Japan, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Hong Kong, Singapore and Malaysia. The Manager has selected the securities markets of these 15 countries because they are among the largest in the world. The Equity Portfolio may, however, invest in securities of issuers incorporated or organized in any country. Under normal conditions, the assets of the Equity Portfolio will be invested in securities of issuers organized in at least three countries; no more than 30% of the Equity Portfolio's assets may be invested in securities of issuers incorporated or organized in any one country, except that, for temporary defensive purposes, substantially all of such assets may be invested in securities of issuers organized in the United States. Securities may be included in the Equity Portfolio without regard to minimum capitalization of their issuers.

           In allocating investments among geographic regions and individual countries, AIG Capital Management Corp. (the "Manager") will normally consider such factors as the relative economic growth potential of the various economies and securities markets; expected levels of inflation; financial, social and political conditions influencing the investment opportunities; and the outlook for currency relationships.

           The Equity Portfolio may invest in all types of securities (subject to the limitations discussed below and in Part B of this Registration Statement), many of which will be denominated in currencies other than the U.S. dollar. The Equity Portfolio will normally invest its assets in equity securities, including common stock, securities convertible into common stock, depositary receipts for these securities, and warrants. The Equity Portfolio will not ordinarily invest in nonconvertible debt securities. The Equity

   Portfolio, may, however, invest up to 25% of its assets in preferred stock. Dividends may also be considered in selecting securities when the Manager believes that such income will favorably influence the market value of a security in light of the Equity Portfolio's objective of total return. Equity securities in which the Equity Portfolio will invest may be listed on a U.S. or foreign stock exchange or traded in U.S. or foreign over-the-counter markets, although the Equity Portfolio may also invest in securities for which there is no active trading market (subject to the limitations discussed below and in Part B of this Registration Statement).

           The Equity Portfolio may invest in securities represented by European Depositary Receipts ("EDRs"), American Depositary Receipts ("ADRs") and Global Depositary Receipts ("GDRs"). ADRs are receipts generally issued by a domestic bank or trust company that represent the deposit of a security of a foreign issuer. EDRs are typically issued by foreign banks or trust companies and traded in Europe. GDRs may be issued by a domestic or foreign bank or trust company and may be traded in several markets. For purposes of the Equity Portfolio's investment policies, an investment in Depositary Receipts will be deemed to be an investment in the underlying security.

           The Equity Portfolio may make certain negotiated investments with American International Group, Inc., ("AIG"), an affiliate of the Manager, and/or its affiliates, subject to obtaining any necessary regulatory approval.

           As a matter of fundamental policy, the Equity Portfolio will not engage in transactions intended to hedge foreign exchange risk. See "Risk Factors - Foreign Currencies." The Equity Portfolio is also subject to an operating policy which prohibits it from borrowing any amount more than 5% of its total assets. This effectively limits the ability of the Equity Portfolio to "leverage" its assets by borrowing money and investing in additional securities.

   RISK FACTORS

           Foreign Investment. Investments in securities of foreign issuers may involve risks that are not associated with domestic investments, and there can be no assurance that the Equity Portfolio's foreign investments will present less risk than a portfolio of domestic securities. Foreign issuers may lack uniform accounting, auditing and financial reporting standards, practices and requirements, and there is generally less publicly available information about foreign issuers than there is about U.S. issuers. Governmental regulation and supervision of foreign stock exchanges, brokers and listed companies may be less pervasive than is customary in the United States. Securities of some foreign issuers are less liquid, and their prices are more volatile, than securities of comparable domestic issuers. Foreign securities settlements may in some instances be subject to delays and related administrative uncertainties which could result in temporary periods when assets of the Equity Portfolio are uninvested and no return is earned thereon and may involve a risk of loss to the Equity Portfolio. Foreign securities markets may have substantially less volume than U.S. markets and far fewer traded issues. Fixed brokerage commissions on foreign securities exchanges are generally higher than in the United States and transaction costs with respect to smaller capitalization companies may be higher than those of larger capitalization companies. Income from foreign securities may be reduced by tax withheld at source or other foreign taxes. In some countries, there may also be the possibility of expropriation or confiscatory taxation (in which the Equity Portfolio could lose its entire investment in a certain market), limitations on the removal of moneys or other assets of the Equity Portfolio, political or social instability or revolution, or diplomatic developments that could affect investments in those countries. In addition, it may be difficult to obtain and enforce a judgment in a court outside the U.S.

           Some of the risks described in the preceding paragraph may be more severe for investments in emerging or developing countries. By comparison with the United States and other developed countries, emerging or developing countries may have relatively unstable governments. Companies in emerging markets may generally be smaller, less experienced and more recently organized than many domestic companies. Prices of securities traded in the securities markets of emerging or developing countries tend to be volatile. Furthermore, foreign investors are subject to many restrictions in emerging or developing countries. These restrictions may require, among other things, governmental approval prior to making investments or repatriating income or capital, or may impose limits on the amount or type of securities held by foreigners or on the companies in which the foreigners may invest.

           The economies of individual emerging countries may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rates of inflation, currency depreciation, capital reinvestment, resource self-sufficiency and balance of payment position and may be based on a substantially less diversified industrial base. Further, the economies of developing countries generally are heavily dependent on international trade and, accordingly, have been, and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been, and may continue to be, adversely affected by economic conditions in the countries with which they trade.

           Depositary Receipts. The Equity Portfolio may invest in ADRs, EDRs and GDRs. ADRs may be publicly traded on exchanges or over-the-counter in the United States and are quoted and settled in dollars at a price that generally reflects the dollar equivalent of the home country share price. EDRs are typically issued by foreign banks or trust companies and traded in Europe. GDRs may be issued by a domestic or foreign bank or trust company and may be traded in several markets. Depositary Receipts may be issued as sponsored or unsponsored programs. In sponsored programs, the issuer has made arrangements to have its securities traded in the form of a Depositary Receipt. In unsponsored programs, the issuer may not be directly involved in the creation of the program. Although the regulatory requirements with respect to sponsored and unsponsored programs are generally similar, the issuers of unsponsored Depositary Receipts are not obligated to disclose material information in the United States and, therefore, the import of such information may not be reflected in the market value of such securities. Depositary Receipts also involve the risks of other investments in foreign securities, as discussed above.

           Foreign Currencies. As a matter of fundamental policy, the Equity Portfolio will not engage in transactions intended to hedge foreign exchange risk. The Equity Portfolio may, however, enter into forward foreign currency contracts to provide for its obligations at the time of settlement of securities transactions. Investments in foreign securities will usually be denominated in foreign currency, and the Equity Portfolio may temporarily hold funds in foreign currencies. The value of the Equity Portfolio's investments denominated in foreign currencies may be affected, favorably or unfavorably, by the relative strength of the U.S. dollar, changes in foreign currency and U.S. dollar exchange rates and exchange control regulations.
   The Equity Portfolio may incur costs in connection with conversions between various currencies. The Equity Portfolio's net asset value will be affected by changes in currency exchange rates. Changes in foreign currency exchange rates may also affect the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and gains, if any, to be distributed to owners of beneficial interests by the Equity Portfolio. The rate of exchange between the U.S. dollar and other currencies is determined by the forces of supply and demand in the foreign exchange markets (which in turn are affected by interest rates, trade flow and numerous other factors, including, in some countries, local government intervention).

   OTHER INVESTMENT POLICIES

           Except where specifically noted below, the following investment policies of the Equity Portfolio are not fundamental and the Trustees of the Equity Portfolio may change such policies without the vote of a majority of outstanding voting securities of the Equity Portfolio. A more detailed description of the Equity Portfolio's investment policies, including a list of those restrictions of the Equity Portfolio's investment activities which cannot be changed without such a vote, appears in Part B of this Registration Statement. Under the 1940 Act, a "vote of a majority of the outstanding securities" of the Equity Portfolio means the affirmative vote of the lesser of (1) more than 50% of the outstanding beneficial interests in the Equity Portfolio, or (2) 67% or more of the beneficial interests in the Equity Portfolio present at a meeting of holders, if more than 50% of the outstanding beneficial interests in the Equity Portfolio are represented at the meeting in person or by proxy.


           Borrowing. The Equity Portfolio may from time to time borrow money from banks for extraordinary or emergency purposes and may invest the funds in additional securities. Such borrowing will not exceed 5% of the Equity Portfolio's total assets and will be made at prevailing interest rates. This policy is fundamental and may not be changed without the vote of a majority of outstanding voting securities of the Equity Portfolio.

           Repurchase Agreements. The Equity Portfolio may enter into repurchase agreements with commercial banks or broker/dealers under which the Equity Portfolio acquires a U.S. Government security subject to resale at a mutually agreed upon price and time. The resale price reflects an agreed upon interest rate effective for the period the Equity Portfolio holds the instrument that is unrelated to the interest rate on the instrument.

           The Equity Portfolio's repurchase agreements will at all times be fully collateralized by U.S. Government securities, and the Equity Portfolio will make payment for such securities only upon physical delivery or evidence of book entry transfer to the account of its custodian. Repurchase agreements could involve certain risks in the event of bankruptcy or other default of the seller, including possible delays and expenses in liquidating the underlying security, decline in the value of the underlying security and loss of interest. The Equity Portfolio's policy on repurchase agreements is fundamental and may not be changed without the vote of a majority of the outstanding voting securities of the Equity Portfolio.

           Illiquid Securities. The Equity Portfolio may invest up to 15% of its net assets in illiquid securities, including restricted securities (i.e., securities not readily marketable without registration under the Securities Act of 1933 (the "1933 Act")) and other securities that are not readily marketable, such as repurchase agreements of more than one week's duration. The Equity Portfolio may purchase restricted securities that may be offered and sold only to "qualified institutional buyers" under Rule 144A of the 1933 Act, and the Equity Portfolio's Trustees may determine, when appropriate, that specific Rule 144A securities are liquid and not subject to the 15% limitation on illiquid securities. Should the Equity Portfolio's Trustees make this determination, it will carefully monitor the security (focusing on such factors, among others, as trading activity and availability of information) to determine that the Rule 144A security continues to be liquid. It is not possible to predict with assurance exactly how the market for Rule 144A securities will further evolve. This investment practice could have the effect of increasing the level of illiquidity in the Equity Portfolio to the extent that qualified institutional buyers become for a time uninterested in purchasing Rule 144A securities.

           Short Sales. The Equity Portfolio may sell securities short only "against-the-box." A short sale "against-the-box" is a short sale in which the Equity Portfolio owns an equal amount of the securities sold short or securities convertible into or exchangeable without payment or further consideration for securities of the same issue as, and equal in amounts to, the securities sold short. This is a fundamental policy of the Equity Portfolio.

           Temporary Investments. When the Manager believes that the market conditions warrant a temporary defensive position, the Equity Portfolio may invest up to 100% of its assets in short-term instruments such as commercial paper, bank certificates of deposit, bankers' acceptances, or repurchase agreements for such securities and securities of the U.S. Government and its agencies and instrumentalities, as well as cash and cash equivalents denominated in foreign currencies. Investments in domestic bank certificates of deposit and bankers' acceptances will be limited to banks that have total assets in excess of $500 million and are subject to regulatory supervision by the U.S. Government or state governments. The Equity Portfolio's investments in commercial paper of U.S. issuers will be limited to (a) obligations rated Prime-1 by Moody's or A-1 by Standard & Poor's or (b) unrated obligations issued by companies having an outstanding unsecured debt issue currently rated A or better by Standard & Poor's. The Equity Portfolio's investments in foreign short-term instruments will be limited to those that, in the opinion of the Manager, equate generally to the standards established for U.S. short-term instruments.

           PORTFOLIO TURNOVER. A change in securities held by the Equity Portfolio is known as "portfolio turnover", which may result in the payment by the Equity Portfolio of dealer spreads or underwriting commissions and other transaction costs on the sale of securities as well as on the reinvestment of the proceeds in other securities. Although it is the policy of the Equity Portfolio to hold securities for investment, changes will be made from time to time when the Manager or a Subadvisor believes such changes will strengthen the investments of the Equity Portfolio. The portfolio turnover of the Equity Portfolio is not expected to exceed 100% per annum.

           VALUATION. The net asset value of the beneficial interests in the Equity Portfolio is determined each day, Monday through Friday, as of the close of regular trading on the NYSE (usually 4:00 p.m. New York City Time) on each day that the NYSE is open. Securities traded on a foreign exchange or over-the-counter market are valued at the last sales price on the primary exchange or market in which they are traded. Securities for which there are no recent sales transactions are valued based on quotations provided by primary market makers in such securities. Any securities for which recent market quotations are not readily available are valued at fair value determined in accordance with procedures approved by the Trustees of the Equity Portfolio. Short term holdings maturing in 60 days or less are generally valued at amortized costs if their original maturity was 60 days or less. Short-term holdings with more than 60 days remaining to maturity will be valued at current market value until the 61st day prior to maturity, and will then be valued on an amortized cost basis based on the value as of such date unless the Trustees of the Equity Portfolio determines that this amortized cost value does not represent fair market value.


   ITEM 5.      MANAGEMENT OF THE FUND.

           The business and affairs of the Equity Portfolio are managed under the Equity Portfolio's Board of Trustees.

   THE MANAGER

           The Manager, an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), is an indirect wholly owned subsidiary of AIG. AIG is a holding company which through its subsidiaries is primarily engaged in a broad range of insurance and insurance-related and financial services activities in the United States and abroad. AIG's primary activities include both general and life insurance operations. Other significant activities of AIG are financial services, and agency and service fee operations. At September 30, 1996, members of the Manager's Investment Committee and their teams of investment professionals supervised the management of assets in excess of $68 billion, of which more than $10 billion represented third party funds. See "-The Investment Process" and "- The Subadvisors" below.

           The Manager also manages the AIG Children's World Fund - 2005 and the AIG Retiree Fund - 2003, series of AIG All Ages Funds, Inc., and the AIG Money

   Market Fund, each of which is a registered investment company. The principal business address of the Manager is 70 Pine Street, New York, New York 10270.


           The Manager serves as the Equity Portfolio's investment adviser, is responsible for the management of the assets of the Equity Portfolio and continually reviews and supervises the Equity Portfolio's investment program, subject to the supervision of, and policies established by, the Board and the Trustees of the Equity Portfolio. The Manager is assisted in the performance of these services by an affiliated Subadvisor. See "- The Subadvisor" below. The Manager is entitled to a fee, which is calculated daily and paid monthly, at annual rate of 1.20% of the average daily net assets of the Equity Portfolio. The Equity Portfolio will be responsible for all expenses other than those assumed by the Manager including those for necessary professional and brokerage services, costs of regulatory compliance, costs associated with maintaining corporate existence, custody, shareholder relations and insurance costs.

   THE INVESTMENT PROCESS

           The Manager has established a committee (the "Investment Committee") that is responsible for the asset allocation of the Equity Portfolio and carrying out its investment policies. The members of the Investment Committee are officers of the Manager, affiliated investment advisors (see "-
   - The Subadvisor" below) or regional affiliates of the Manager to whom the Manager has access under service arrangements. The members of the Investment Committee meet monthly, and meet in person quarterly, to determine collectively the allocation of the assets of the Equity Portfolio on a regional basis. Members of the Investment Committee, assisted by a team of investment professionals, are primarily responsible for the Equity Portfolio's country and stock selection within their respective global regions. Currently the members of the Investment Committee are:

           IAN P. BUTTER. Mr. Butter has been a Director of AIG Global Investment Corp. (Europe) Ltd. ("AIG Global Europe") in London since January 1992, where he also served in a trading capacity since 1988. In January 1996, Mr. Butter transferred to AIG Global Europe's Japanese affiliate where he currently serves as Chief Investment Officer of AIG Global Investment Corp. (Japan).

           IAN M. COULMAN. Mr. Coulman is Director of Global and Emerging Market Fixed Income of AIG Global Europe. Prior to joining AIG Global Europe in 1991, he was a multicurrency fixed income portfolio manager at Lombard Odier Investment Management in London.

           PATRICK DEMPSEY. Mr. Dempsey is Managing Director, Fixed Income, of AIG Global Europe in London. He has been a Director of AIG Global Europe since he joined it at its inception in 1988 as a founding Director.

           ARTHUR DJANG. Mr. Djang is Vice President, Global Risk Management of AIG Global Investment Corp. ("AIG Global"), which he joined in 1996. Prior to joining

   AIG Global, he was Vice President and head of the Portfolio Advisory Group at J.P. Morgan Securities, Inc. in New York.

           JIM GIBBONS. Mr. Gibbons is Managing Director and Fixed Income Portfolio Supervisor of AIG Global, which he joined in 1987, and is also a Director of AIG Global Europe. Prior to joining AIG Global, he worked in the Corporate Treasury Department at Unilever Corp.

           BRIAN MCCARTHY. Mr. McCarthy is Vice President, International Fixed Income of AIG Global, which he joined in March 1994. Prior to joining AIG Global, he was Vice President, International Fixed Income Research of Alliance Capital.

           ROBERT B. MEYER. Mr. Meyer is Managing Director and U.S. Equity Portfolio Manager of AIG Global, which he joined in 1979. Prior to joining AIG Global, he was a security analyst for Royal Insurance Company in New York.

           WIN J. NEUGER. Mr. Neuger, who acts as Chairman of the Investment Committee, is Chief Investment Officer of AIG, which he joined in February 1995, and Chief Investment Officer of the Manager, which he joined in August 1995. Mr. Neuger has been a Director, Chairman of the Board and President of AIG Global since March 1995 and has served as a Director of AIG Global Europe since April 1995. Prior to joining these companies, Mr. Neuger was with Bankers Trust Company, where he was a Senior Vice President and, since October 1991, a Managing Director in the investment management area.

           YUKIHIRO NISHIMIYA. Mr. Nishimiya has been a portfolio manager for AIG Global since July 1996. From October 1990 until July 1996, he was a portfolio manager for AIG Global Investment Corp. (Japan).

           PETER SOO. Mr. Soo is Regional Director, Fund Management, of AIG Global Investment Corp. (Asia) Limited, which does business in Asia as AIG Investment Corporation (Asia), Limited, and which he joined in 1989.

           A member of the Investment Committee will be responsible for the day-to-day implementation of the Investment Committee's strategy. Generally, the regional allocations within the Equity Portfolio will be managed between the regular meetings in accordance with the policy established at the most recent meeting; however, in exceptional circumstances, such as subsequent market developments of a material nature, an ad hoc meeting will be called to review policy.

   THE SUBADVISOR

           The Manager has entered into a subadvisory agreement with AIG Global, which is a wholly owned subsidiary of AIG and registered under the Advisers Act. AIG Global is referred to as the "Subadvisor." Pursuant to the subadvisory agreement, the Subadvisor provides investment advisory services to the Manager in respect of the management of the assets of the Equity Portfolio, and officers of the Subadvisor provide representation on the Investment Committee (see "Investment Process"). Under the subadvisory agreement, the Manager pays AIG Global a fee which is calculated daily and paid monthly at an annual rate of 0.15% of the average daily net assets of the Equity Portfolio. These fees are all paid from the management fee paid to the Manager. The principal office of the Subadvisor is 70 Pine Street, New York, New York 10270.

   PORTFOLIO TRANSACTIONS

           The Equity Portfolio's agreement with the Manager recognizes that in the purchase and sale of portfolio securities, the Manager and the Subadvisor will seek the most favorable price and execution and, consistent with that policy, may give consideration to the research, statistical and other services furnished by brokers or dealers to the Manager or the Subadvisor. The use of brokers who provide investment and market research and securities and economic analysis may result in higher brokerage charges than the use of brokers selected on the basis of the most favorable brokerage commission rates, and research and analysis received may be useful to the Manager and the Subadvisor in connection with their services to other clients as well as the Equity Portfolio. In over-the-counter markets, orders are placed with primary market-makers unless a more favorable execution price is believed to be obtainable.

           Consistent with the rules of the National Association of Securities Dealers, Inc., and subject to seeking the most favorable price and execution available and such other policies as the Trustees of the Equity Portfolio may determine, the Manager and the Subadvisor may consider sales of shares of other mutual funds managed by the Manager as a factor in the selection of brokers or dealers to execute portfolio transactions for the Equity Portfolio.


   THE ADMINISTRATOR

           PFPC International Ltd. serves as the Equity Portfolio's administrator and accounting agent. PFPC International Ltd.'s principal business address is 80 Harcourt Street, Dublin, Ireland. Pursuant to the administration and accounting agreement with the Fund, it assists the Equity Portfolio in all aspects of its administration and operation, including matters relating to the maintenance of financial records and Equity Portfolio accounting.


   CUSTODIAN

           State Street Bank and Trust Company ("State Street"), 1776 Heritage Drive, North Quincy, Massachusetts 02171, serves as custodian of the assets of the Equity Portfolio. State Street is authorized to establish and has established separate accounts in foreign currencies and to cause securities of the Equity Portfolio to be held in separate accounts outside the United States in the custody of non-U.S. banks. Rules adopted under the 1940 Act permit the Equity Portfolio to maintain their securities and cash in the custody of certain eligible banks and securities depositories. Pursuant to those rules, the Equity Portfolio's securities and cash, when invested in securities of foreign countries, are held by subcustodians who are approved by the Trustees of the Equity Portfolio in accordance with the rules of the Securities and Exchange Commission. Selection of the subcustodians is made by the Trustees following a consideration of a number of factors, including, but not limited to, the reliability and financial stability of an institution, the ability of the institution to capably perform custodial services for the Equity Portfolio, the reputation of the institution in its national market, and the political and economic stability of the countries in which the subcustodians will be located. In addition, the 1940 Act requires that foreign subcustodians, among other things, have stockholders' equity in excess of $200 million, have no lien on the assets of the Equity Portfolio, and maintain adequate and accessible records.

   ITEM 5A.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.   Not applicable.

   ITEM 6.   CAPITAL STOCK AND OTHER SECURITIES.

           The Equity Portfolio was organized in June 1995 as a Delaware business trust. The Equity Portfolio's Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of shares of beneficial interest into one or more classes of shares. The Board of Trustees may similarly classify or reclassify any class of shares into one or more series. No stock certificates will be issued to evidence such shares of beneficial interest.

   VOTING RIGHTS

           Each investor is entitled to one vote for each full share of beneficial interest held and fractional votes for fractional shares of beneficial interest held, and will vote in the aggregate and not by class or series except as required by the 1940 Act or other applicable law or when permitted by the Board of Trustees. Investors are entitled to participate in the net distributable assets of the Equity Portfolio in which they hold shares of beneficial interest on liquidation. Shares of beneficial interest have no preemptive rights and only such conversion and exchange rights as the Board of Trustees may grant at its discretion. Shares of beneficial interest of the Equity Portfolio also do not have cumulative voting rights for the election of Trustees. The Equity Portfolio does not presently intend to hold annual meetings of holders of beneficial interests, but will do so if requested by the holders of at least ten percent of its outstanding beneficial interests for the purpose of voting upon the removal of a trustee or trustees as required by the 1940 Act.

   DIVIDENDS AND DISTRIBUTIONS

           Dividends consisting of substantially all of the Equity Portfolio's net investment income, if any, are declared and paid annually. The Equity Portfolio may also declare an additional dividend of net investment income and net short term capital gains in a given year to the extent necessary to avoid the imposition of federal excise taxes on investors in the Equity Portfolio. Distributions consisting of substantially all the realized net capital gains for the Equity Portfolio are declared and paid on an annual basis, except that an additional capital gain distribution may be made in a given year to the extent necessary to avoid the imposition of federal excise tax on investors the Equity Portfolio. Declared dividends and distributions are payable to the investor of record on the record date.

           Dividends and capital gain distributions paid by the Equity Portfolio are automatically reinvested in additional shares of beneficial interest of the Equity Portfolio unless the investor has elected to have them paid in cash. Dividends and distributions to be paid in cash are mailed by check or are wire transferred in accordance with the shareholder's instructions.

   TAXES

           The Equity Portfolio will be classified as a partnership for United States federal income tax purposes. As a consequence, the Equity Portfolio itself will not be subject to United States federal income tax, but each investor in the Equity Portfolio will be required to take into account its distributive share of items of partnership income, gain, loss, deduction and credit substantially as though such items had been realized directly by the investor and without regard to whether any distribution from the Equity Portfolio has been or will be received.

           The Equity Portfolio will file an information return on Internal Revenue Service Form 1065 and will provide information on Schedule K-1 to each investor following the close of the Equity Portfolio's taxable year. Each investor will be responsible for the preparation and filing of the investor's own income tax return.

           The Equity Portfolio intends to conduct its affairs in a manner such that an investor that is not otherwise subject to United States federal net income tax will not become subject to such tax as a result of its ownership of interests in the Equity Portfolio.

           Subject to the preceding paragraph, investors may be subject to state, local and foreign taxes in jurisdictions where the Equity Portfolio makes its investments and should therefore consult their own tax advisors with respect to the specific federal, state, local and foreign tax consequences of the purchase and ownership of interests in the Equity Portfolio.

   ITEM 7.      PURCHASE OF SECURITIES BEING OFFERED.

           Beneficial interests in the Equity Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act). Investments in the Equity Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act, This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

           An investment in the Equity Portfolio may be made without any sales load. All investments are made at net asset value next determined after an order is received by the Equity Portfolio. There is no minimum initial or subsequent investment in the Equity Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies
                                                                    ----
   credited to the account of the Equity Portfolio's custodian bank by a Federal Reserve Bank).

           The Equity Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

   ITEM 8.      REDEMPTION OR REPURCHASE.

           An investor in the Equity Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Equity Portfolio. The proceeds of a withdrawal will be paid by the Equity Portfolio in federal funds normally on the business day the withdrawal is effected, but in any event within seven days. Investments in the Equity Portfolio may not be transferred.

           The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.


   ITEM 9.      PENDING LEGAL PROCEEDINGS.             Not applicable.

                         FIRST GLOBAL EQUITY PORTFOLIO

                                     PART B

   ITEM 10.  COVER PAGE.

           This Part B is not a prospectus and should be read in conjunction with Part A. All terms used in this Part B that are not otherwise defined herein have the meaning assigned to them in Part A.


ITEM 11.                                                           TABLE OF CONTENTS.

   Section                                                         Page
   -------                                                         ----
   General Information and History                                 B-1
   Investment Objectives and Policies                              B-1
   Management of the Fund                                          B-5
   Control Persons and Principal Holders of Securities             B-8
   Investment Advisory and Other Services                          B-8
   Brokerage Allocation and Other Practices                        B-9
   Capital Stock and Other Securities                              B-10
   Purchase, Redemption and Pricing of Securities Being Offered    B-11
   Tax Status                                                      B-12
   Underwriters                                                    B-12
   Calculation of Performance Data                                 B-12
   Financial Statements                                            B-13

   ITEM 12.  GENERAL INFORMATION AND HISTORY.   Not applicable.


   ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.

           The investment objective of the Equity Portfolio is to provide total return on capital measured by a combination of capital growth (realized and unrealized) and income. The Equity Portfolio seeks to achieve its objective by making global investments in securities of issuers from around the world. This investment objective is a fundamental policy and cannot be changed without approval of the owners of beneficial interests in the Equity Portfolio. There can be no assurance that the Equity Portfolio will achieve its investment objective of maximizing total return on capital.

           Foreign Currency Transactions. The Equity Portfolio may enter into forward foreign currency exchange contracts to fix the US dollar value of a security it has agreed to buy or sell for the period between the date the trade was entered into and the date the security is delivered and paid for. A forward foreign currency exchange contract is an agreement to purchase or sell a specific currency at a future date and at a price set at the time the contract is entered into.

           The Equity Portfolio is not required to enter into forward contracts with regard to settlement of its foreign currency-denominated securities and will not do so unless deemed appropriate by the Manager or the Subadvisor. Forward foreign currency exchange contracts do not eliminate fluctuations in the underlying price of the securities. They simply establish a rate of exchange at a future date. Additionally, although such contracts tend to minimize the risk of loss due to fluctuations in the value of the currency being traded, at the same time, they tend to limit any potential gain which might result from an increase in the value of that currency.

           Investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Equity Portfolio at one rate, while offering a lesser rate of exchange should the Equity Portfolio desire to resell that currency to the dealer.

           Borrowing. The Equity Portfolio may from time to time borrow money for extraordinary or emergency purposes in an amount up to 5% of its total assets from banks at prevailing interest rates. This policy is fundamental. Should the Equity Portfolio, for any reason, have borrowings that do not meet this test, then within three business days, the Equity Portfolio must reduce such borrowings so as to meet the foregoing test. Under these circumstances, the Equity Portfolio may have to liquidate its holdings at a time when it is disadvantageous to do so. Gains made with additional funds borrowed will generally cause the net asset value of the Equity Portfolio to rise faster than could be the case without borrowings, Conversely, if investment results fail to cover the cost of borrowings, the net asset value of the Equity Portfolio could decrease faster than if there had been no borrowings.

           Lending of Portfolio Securities. The Equity Portfolio may not lend its holdings of securities. This policy is fundamental.

           Except as noted above, the foregoing investment policies of the Equity Portfolio are not fundamental and the Trustees of the Portfolio may change such policies without the vote of a majority of outstanding voting securities (as defined below) of the Equity Portfolio.

           Portfolio Turnover. The Equity Portfolio may generally change its portfolio investments at any time in accordance with the Manager's or the Subadvisor's appraisal of factors affecting any particular issuer or the market economy in general. The Equity Portfolio anticipates that the annual rate of portfolio turnover will not exceed 100% per annum.

   INVESTMENT RESTRICTIONS FOR THE EQUITY PORTFOLIO

           Except as expressly indicated otherwise, the following restrictions are fundamental policies which cannot be changed without the approval of the holders of a majority of the outstanding voting securities of the Equity Portfolio. Under the 1940 Act, a "vote of a majority of the outstanding voting securities" means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares, or (2) 67% or more of the shares present at a shareholder's meeting, if more than 50% of the outstanding shares are represented at the meeting in person or in proxy.

           The Equity Portfolio may not:

           (1) Issue senior securities (i.e., any security evidencing indebtedness or any stock of a class having priority over any other class as to distribution of assets or payment of dividends), provided that the Equity Portfolio may borrow money as described in clause (5) below.

           (2) Make short sales of securities except short sales against the box.

           (3) Purchase securities on margin, except for such short-term credits as are necessary for the clearance of purchases and sales of its portfolio securities.

           (4)  Write put or call options on securities.

           (5) Borrow money, except from banks for extraordinary or emergency purposes, or invest borrowed funds in additional securities. Such borrowing may not exceed 5% of the Equity Portfolio's total assets.

           (6) Engage in the underwriting of securities, except insofar as the Equity Portfolio may be deemed an underwriter under the Securities Act in disposing of a portfolio security.

           (7) Purchase, sell or hold any real estate, real estate mortgage loans or real estate limited partnerships, provided that the Equity Portfolio may invest in the securities of companies that are engaged in businesses related to real estate and real estate mortgage loans.

           (8) Purchase or sell any commodities or commodity contracts, including commodity futures contracts, provided that the Equity Portfolio may enter into forward foreign currency contracts to provide for its obligations at the time of settlement of securities transactions.

           (9) Make loans or lend portfolio securities except as described in Part A of this Registration Statement under "Other Investment Policies -Repurchase Agreements."

           (10) Invest more than 25% of the market value of its total assets in securities of issuers principally engaged in the same industry (except Treasury Securities).

           (11) As to 75% of the value of its total assets, invest more than 5% of its total assets, at market value, in the securities of any one issuer (except Treasury Securities).

           (12) Own more than 10% of the outstanding voting securities of any issuer, or more than 10% of any class of securities of one issuer.

           (13) Invest more than 5% of the value of its total assets, at market value, in the securities of issuers which, with their predecessors, have been in business less than three years, provided that securities guaranteed by a company that has been in operation at least three continuous years shall be excluded from this limitation, or in equity securities the resale of which is restricted by law. This policy is not fundamental.

           (14) Purchase securities of open-end or closed-end investment companies, except as permitted by the 1940 Act, and only in open market purchases where no commission or profit to a sponsor or dealer results other than customary brokers' commissions.

           (15) Invest in warrants if, at the time of acquisition, the investment in warrants, valued at the lower of cost or market value, would exceed 5% of the Equity Portfolio's total assets. For purposes of this restriction, warrants acquired by the Equity Portfolio in units attached to securities or distributed as dividends on another security may be deemed to have been purchased without cost. This policy is not fundamental.

           (16) Invest in companies for the purpose of exercising control or management.

           (17) Purchase or retain securities of any issuer if those officers and trustees of the Equity Portfolio and the officers and directors of the Manager or any Subadvisor who individually own beneficially more than 1/2 of 1% of the outstanding securities of such issuer, together own beneficially more than 5% of such outstanding securities. This policy is not fundamental.

           (18) Invest in oil, gas or other mineral exploration or development programs or leases.

           Part A of this Registration Statement states that the Equity Portfolio may invest up to 15% of its assets in illiquid securities and that the Trustees may determine that certain securities sold under Rule 144A of the 1933 Act are not subject to this 15% limitation.

           With respect to limitation (5) above, the trustees have only authorized the Equity Portfolio to borrow money to meet requests for redemptions by holders of beneficial interests of the Equity Portfolio and to meet nonrecurring operating expenses.

   ITEM 14.  MANAGEMENT OF THE FUND.

           Trustees and officers of the Equity Portfolio, together with information as to their principal business occupations during the past five years, are shown below. Each Trustee who is an "interested person" of the Equity Portfolio, as defined in the 1940 Act, is indicated by reference to footnote one (1).

                                  POSITION
                                    WITH
                                   EQUITY                   PRINCIPAL OCCUPATIONS
  NAME, ADDRESS AND AGE          PORTFOLIO                   DURING PAST 5 YEARS
-------------------------      -------------     -------------------------------------------
Roger T. Wickers (61)            Chairman of     Retired; formerly Senior Vice President and
339 Forest Road                  the Board of    General Counsel, Keystone Investments,
Wolfeboro, New Hampshire         Trustees and    Inc.
 03894                             Trustee

Paul H. Friedman (42)              Trustee       Partner, Arter & Hadden, law firm.
1801 K Street N.W., Suite
 400k
Washington, D.C 20006-
 1301

Linda-Ann S. Goodwin/1/ (48)       Trustee       Executive Vice President, AIG Capital
70 Pine Street                                   Management Corp.; Senior Vice President,
New York, New York 10270                         AIG Asset Management Services, Inc.;
                                                 formerly Marketing Executive, Kemper
                                                 Financial; Marketing Executive, Coca Cola
                                                 USA.

Charles Vinick (49)                Trustee       Independent Consultant; Director, Jean-
214 South Venice Blvd.                           Michel Cousteau Productions; Director,
Venice, California 90291                         Passage International Incorporated; Advisory
                                                 Board Member, SMR Energy, Inc.; formerly
                                                 Vice President, The Cousteau Society.

Gary M. Gardner (45)              Secretary      Chief Counsel, PNC Bank, N.A.; formerly
400 Bellevue Parkway                             Attorney, Federated Investors, Inc., Sun
Wilmington, Delaware 19809                       America Asset Management Corp. and the
                                                 Boston Company.


---------------------
1       "Interested" trustee, as defined in the 1940 Act by reason of affiliation with the Manager.

                                  POSITION
                                    WITH
                                   EQUITY                   PRINCIPAL OCCUPATIONS
  NAME, ADDRESS AND AGE          PORTFOLIO                   DURING PAST 5 YEARS
-------------------------      -------------     -------------------------------------------
David T. Goss (48)                Vice           President, AIG Asset Management Services,
70 Pine Street                  President        Inc.; Director and Vice Chairman, AIG
New York, New York                               Capital Management Corp.; Director and
10270                                            Chairman, AIG Asset Management Ltd. and
                                                 AIG Asset Management Services Ltd.;
                                                 formerly Director Equitilink Australia;
                                                 Director, Equitilink, Ltd; Chairman, Equitilink
                                                 Pacific, Ltd; President, Equitilink USA, Inc.;
                                                 Director, Valufi (Pty), Ltd.

Daniel K. Kingsbury (38)        President        President, AIG Asset Management, Inc.;
70 Pine Street                                   President, AIG Capital Management Corp;
New York, New York 10270                         Senior Vice President, AIG Asset
                                                 Management Services, Inc.; Vice President,
                                                 AIG Equity Sales Corp; Executive Director,
                                                 AIG Asset Management Ltd. and AIG Asset
                                                 Management Services Ltd.; formerly Director
                                                 of Strategy and Business Development, AIG
                                                 Investment Corporation; formerly Director of
                                                 Strategy, AIG Asset Management
                                                 International.

                                  POSITION
                                    WITH
                                   EQUITY                   PRINCIPAL OCCUPATIONS
  NAME, ADDRESS AND AGE          PORTFOLIO                   DURING PAST 5 YEARS
-------------------------      -------------     -------------------------------------------
J. Fergus McKeon (35)           Treasurer        General Manager, PFPC International;
80 Harcourt Street                               formerly Chief Accountant, SBC-ISL;
Dublin, Ireland                                  Director, Emerging Markets Fixed Income
                                                 Fund.

David Hartman (32)              Assistant        Assistant General Counsel, AIG; formerly
70 Pine Street                  Secretary        Associate, Simpson Thacher & Bartlett.
New York, New York
10270

Elizabeth M. Tuck (41)          Assistant        Assistant Secretary, AIG; Corporate
70 Pine Street                  Secretary        Secretary for various domestic affiliates and
New York, New York                               subsidiaries of AIG.
10270

Jay F. Nusblatt (35)            Assistant        Vice President and Director of Fund
103 Bellevue Parkway            Treasurer        Accounting and Administration, PFPC Inc.;
Wilmington, Delaware                             formerly Assistant Vice President of
19809                                            Fund/Plan Services, Inc. and PFPC Inc.

Eugene Cichanowsky (50)         Assistant        Vice President Financial and Administration,
70 Pine Street                  Treasurer        AIG Asset Management Services, Inc.;
New York, New York                               formerly Vice President, Delaware
10270                                            Management Holdings Inc.; formerly Vice
                                                 President and Controller, Delaware
                                                 Management Holdings Inc.

           Pursuant to the terms of the Management Agreement with the Equity Portfolio, the Manager pays all compensation of officers and employees of the Equity Portfolio as well as the fees and expenses of all Trustees of the Company who are affiliated persons of the Manager.

           The following table sets forth the aggregate compensation the Equity Portfolio paid to the Trustees and the aggregate compensation paid to such Trustees for service on the Registrant's board and the boards of other companies in the family of funds sponsored by the Manager for the fiscal year ended November 30, 1996.

                        COMPENSATION TABLE


                                   PENSION                   TOTAL
                                  RETIREMENT                COMPEN-
                                   BENEFITS               SATION FROM
                      AGGREGATE    ACCRUED    ESTIMATED     EQUITY
                       COMPEN-     AS PART     ANNUAL     PORTFOLIO AND
                       SATION         OF      BENEFITS       FUND
                        FROM       EQUITY       UPON      COMPLEX PAID
                       EQUITY     PORTFOLIO    RETIRE-    TO DIRECTORS/
 NAME AND POSITION    PORTFOLIO    EXPENSES     MENT       TRUSTEES
-------------------  ----------- ----------- ----------  --------------
Roger T. Wickers         $14,166  None        N/A               $28,333
Trustee

Paul H. Friedman         $14,166  None        N/A               $28,333
Trustee

Linda-Ann S.                   0  None        N/A                     0
 Goodwin
Trustee

Charles Vinick           $14,166  None        N/A               $28,333
Trustee

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

           As of December 31, 1996, the Trustees and officers of the Equity Portfolio, as a group, owned no shares of the Equity Portfolio.

           As of December 31, 1996, there were two beneficial owners, the AIG Children's World Fund - 2005 (44.99%) and the AIG Retiree Fund - 2003 (54.97%), that directly or indirectly held more than 5% of the outstanding shares of any class.


   ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

           As indicated in Part A, under the Equity Portfolio's agreement with the Manager dated September 15, 1995, subject to the oversight of the Trustees of the Equity Portfolio, the Manager administers the business and other affairs of the Equity Portfolio. The Manager provides the Equity Portfolio with such office space, administrative and other services and executive and other personnel as are necessary for the operations of the Equity Portfolio. The Manager pays all of the compensation of Trustees of the Portfolio who are employees, consultants and/or directors of the Manager and of the officers and employees of the Equity Portfolio. The Equity Portfolio pays the Manager a management fee, calculated daily and payable monthly equal to 1.20% per annum of the average daily net assets of the Equity Portfolio. Fees paid by the Manager to the Subadvisor (which do not affect the fees paid by the Equity Portfolio) are described in Part A.

           The Equity Portfolio pays all of its expenses other than those assumed by the Manager and the Subadvisor, including brokerage commissions; administration, fees and expenses of independent auditors and counsel; taxes and governmental fees; expenses of repurchase or redemption of shares; expenses of printing and distributing reports, notices and proxy materials to shareholders; expenses of printing and filing reports and other documents with governmental agencies; expenses of shareholders' meetings; expenses of corporate data processing and related services; disbursements of custodians; expenses of distributing dividends and distributions; fees and expenses of Trustees of the Equity Portfolio not employed by (or serving as a Director of) the Manager or its affiliates; insurance premiums; and extraordinary expenses such as litigation expenses.

           The Equity Portfolio's agreement with the Manager provides that the Manager will not be liable to the Equity Portfolio for any error of judgment or mistake of law, or for any loss arising out of any investment, or for any act or omission in performing its duties under that Agreement, except for willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties under that Agreement.

           The Equity Portfolio's agreement with the Manager and the Subadvisory agreement were approved by the Trustees of the Equity Portfolio at a meeting held on June 29, 1995, and by the sole owner of a beneficial interest in the Equity Portfolio on July 1, 1995. These agreements will continue in effect for a period of more than two years from the day they were entered into only so long as (1) such continuance is approved in the manner required by the 1940 Act (i.e., by a vote of the majority of the Trustees, or of the outstanding voting securities of the Equity Portfolio and by a vote of a majority of the Trustees who are not parties to the agreement being voted upon or interested persons of any such party) and (2) if the Adviser or Subadvisor, as relevant, has not notified the Equity Portfolio at least 60 days prior to June 30 of any year that it does not desire such continuance. The Fund and the Equity Portfolio can terminate any of these agreements to which it is a party, without penalty, on 60 days' written notice to the relevant counterparty and all these agreements will terminate automatically in the event of its assignment.

           CUSTODIAN AND ADMINISTRATOR. State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, Massachusetts 02171, serves as Custodian for the Equity Portfolio. PFPC International Ltd., 80 Harcourt Street, Dublin, Ireland, as Administrator, maintains, under the general supervision of the Manager, certain accounting records and determines the net asset value for the Equity Portfolio and also acts as Transfer Agent and Dividend Disbursing Agent.

           ACCOUNTANTS. Coopers & Lybrand L.L.P., independent auditors, serve as auditors of the Equity Portfolio. Their address is 1301 Avenue of the Americas, New York, New York 10019.


   ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

           The Equity Portfolio's agreement with the Manager recognizes that in the purchase and sale of portfolio securities, the Manager and Subadvisor will seek the most favorable price and execution and, consistent with that policy, may give consideration to the research, statistical and other services furnished by brokers or dealers to the Manager or Subadvisor for their use. Such services include supplemental investment research, analysis and reports concerning issuers, industries and securities deemed by the Manager and Subadvisor to be beneficial to the Equity Portfolio. In addition, the Manager and the Subadvisor are authorized to place orders with brokers who provide supplemental investment and market research and statistical and economic analysis through the use of such brokers selected solely on the basis of seeking the most favorable price and execution, although such research and analysis may be useful to the Manager and the Subadvisor in connection with their services to clients other than the Equity Portfolio.

           In over-the-counter markets, the Equity Portfolio deals with primary market-makers unless a more favorable execution or price is believed to be obtainable. The Equity Portfolio may buy securities from or sell securities to dealers acting as principal, except dealers with which their directors and/or officers are affiliated.

           When two or more investment advisory clients of the Manager or the Subadvisor desire to buy or sell the same security at the same time, the securities purchased or sold are allocated by the Manager and the Subadvisor in a manner believed to be equitable to each client. There may be possible advantages or disadvantages of such transactions with respect to price or the size of positions readily obtainable or saleable.

           During the fiscal year ended November 30, 1996, the Equity Portfolio paid brokerage commissions in the aggregate amount of $13,039.

   ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

           Shares of beneficial interest in the Equity Portfolio have no preemptive rights and only such conversion or exchange rights as the Board of Trustees may grant in its discretion. When issued for payment as described in Part A, the shares will be fully paid and nonassessable.

           Investors are entitled to one vote for each full share held, and fractional votes for fractional shares held, and will vote in the aggregate and not by class or series except as otherwise required by the 1940 Act or other applicable law or when permitted by the Board of Trustees.

           Rule 18f-2 under the 1940 Act provides that any matter required to be submitted by the provisions of the 1940 Act or applicable state law, or otherwise, to the holders of the outstanding voting securities of an investment company such as the Equity Portfolio shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each class or series affected by such matter. Rule 18f-2 further provides that a class or series shall be deemed to be affected by a matter unless it is clear that the interests of each class or series in the matter are substantially identical or that the matter does not affect any interest of such class or series. However, the Rule exempts the selection of independent public accountants, the approval of principal distributing contracts and the election of directors from the separate voting requirements of the Rule.

           The Equity Portfolio reserves the right to create and issue a number of series, in which case the investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series would vote together in the election or selection of Trustees, principal underwriters and accountants for the Equity Portfolio. Upon liquidation of the Portfolio, the investors in each series would be entitled to share pro
                                                                          ---
   rata in the net assets of their respective series available for distribution
   ----
   to investors.


   ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

           Net asset value per share is determined as of the close of the New York Stock Exchange ("NYSE") (currently 4:00 p.m. New York City time), on each business day that the NYSE is open. Currently, the NYSE is closed on New Year's Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

           The net asset value per share is determined by dividing the market value of the Equity Portfolio's securities as of the close of trading plus any cash or other assets (including dividends and accrued interest receivable) less all liabilities (including accrued expenses), by the number of shares outstanding. Equity Portfolio securities are valued at the last sales price on the securities exchange or securities market on which such securities are primarily traded. Securities traded on a foreign exchange or over-the-counter market are valued at the last sales price on the primary exchange or market on which they are traded. Securities for which there are not recent sales transactions are valued based on quotations provided by primary market makers in such securities. Any securities for which recent market quotations are not readily available are valued at fair value determined in accordance with procedures approved by the Trustees. Short-term obligations with less than sixty days remaining to maturity are generally valued at amortized cost. Short-term obligations with more than sixty days remaining to maturity will be valued at current market value until the sixtieth day prior to maturity, and will then be valued on an amortized cost basis based on the value on such date unless the Trustees determines that this amortized cost value does not represent fair market value.
   Expenses and fees, including the investment management fee are accrued daily and taken into account for the purpose of determining the net asset value of the Equity Portfolio shares.

      Generally, trading in foreign securities, as well as U.S. Government securities, money market instruments and repurchase agreements, is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Equity Portfolio shares are determined at such times. Foreign currency exchange rates are also generally determined prior to the close of the NYSE. Occasionally, events affecting the value of such securities and such exchange rates may occur between the times at which they are determined and the close of the NYSE, which will not be reflected in the computation of net asset value. If during such periods events occur which materially affect the value of such securities, the securities will be valued at their fair market value as determined in accordance with procedures approved by the Trustees.

           For purposes of determining the net asset value per share of the Equity Portfolio, all assets and liabilities initially expressed in foreign currencies will be converted into US dollars at the mean between the bid and offer prices of such currencies against US dollars quoted by a major bank that is a regular participant in the foreign exchange market or on the basis of a pricing service that takes into account the quotes provided by a number of such major banks.


   ITEM 20.  TAX STATUS.

           The Equity Portfolio will be classified as a partnership for United States federal income tax purposes. As a consequence, the Equity Portfolio itself will not be subject to United States federal income tax, but each investor in the Equity Portfolio will be required to take into account its distributive share of items of partnership income, gain, loss, deduction and credit substantially as though such items had been realized directly by the investor and without regard to whether any distribution from the Equity Portfolio has been or will be received.

           The Equity Portfolio will file an information return on Internal Revenue Service Form 1065 and will provide information on Schedule K-1 to each investor following the close of the Equity Portfolio's taxable year. Each investor will be responsible for the preparation and filing of the investor's own income tax return.

           The Equity Portfolio intends to conduct its affairs in a manner such that an investor that is not otherwise subject to United States federal net income tax will not become subject to such tax as a result of its ownership of interests in the Equity Portfolio.

           Subject to the preceding paragraph, investors may be subject to state, local and foreign taxes in jurisdictions where the Equity Portfolio makes its investments and should therefore consult their own tax advisors with respect to the specific federal, state, local and foreign tax consequences of the purchase and ownership of interests in the Equity Portfolio.

   ITEM 21.  UNDERWRITERS.

           The placement agent for the Equity Portfolio is AIG Equity Sales Corp., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Equity Portfolio.


   ITEM 22.  CALCULATION OF PERFORMANCE DATA. Not applicable.

   ITEM 23.  FINANCIAL STATEMENTS.

      The financial statements included herein have been included in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, as experts in accounting and auditing.


                         FIRST GLOBAL EQUITY PORTFOLIO
                              FINANCIAL STATEMENTS
                               TABLE OF CONTENTS


PORTFOLIO OF INVESTMENTS                                      B-15
STATEMENT OF ASSETS AND LIABILITIES                           B-18
STATEMENT OF OPERATIONS                                       B-19
STATEMENT OF CHANGES IN NET ASSETS                            B-20
FINANCIAL HIGHLIGHTS                                          B-21
NOTES TO FINANCIAL STATEMENTS                                 B-22
REPORT OF ACCOUNTANTS                                         B-27

FIRST GLOBAL EQUITY PORTFOLIO

-----------------------------------------------------------------------------------
Portfolio of Investments
November 30, 1996
-----------------------------------------------------------------------------------



                                                                          Value
                           Description                 Shares           (Note 2a)
                         ---------------             ----------       -------------
COMMON STOCKS - 99.1%

Australia - 0.4%
     News Corp Ltd....................................   2,500        $   13,317
                                                                       ----------

Canada - 4.3%
     Canadian Pacific Ltd.............................   2,400            66,000
     Philip Environmental, Inc........................   5,000            65,000
                                                                       ----------
                                                                         131,000
                                                                       ----------
France - 5.6%
     Castorama Dubois Investissement..................     180            31,708
     Generale des Eaux................................     300            36,993
     Schneider........................................     450            21,412
     Societe Generale.................................     400            43,733
     Total CIE Franc des Petroles B shares............     500            39,990
                                                                       ----------
                                                                         173,836
                                                                       ----------
Germany - 3.0%
     Veba AG..........................................   1,600            93,735
                                                                       ----------

Hong Kong - 7.7%
     Cheung Kong Infrastructure.......................  48,000           116,710
     DC Finance Holding...............................  90,000            56,163
     DC Finance Warrants..............................   9,000             1,047
     Hutchinson Whampoa...............................   8,000            61,821
                                                                       ----------
                                                                         235,741
                                                                       ----------
Japan - 27.1%
     Advantest........................................     500            21,353
     Aoki International...............................   2,000            39,016
     Bank of Tokyo - Mitsubishi Ltd...................   2,000            40,949
     Canon, Inc.......................................   1,000            21,090
     Chiba Bank.......................................   5,000            37,917
     Fanuc............................................     500            16,301
     Hitachi..........................................   4,000            37,258
     Hitachi Zosen Corp...............................   2,000             9,262
     Kajima Corp......................................   3,000            23,990
     Kao Corp.........................................   1,000            11,599
     Katokichi........................................   2,000            40,773
     Kuraray Co.......................................   2,000            19,332
     Marui Co.........................................   1,000            18,981
     Matsushita Electrical Works......................   3,000            27,944
     Mitsubishi Heavy Industries......................   1,000             8,172
     Mitsubishi Motors................................   5,000            39,148
     NEC Corp.........................................   2,000            24,253
     Nippon Electric Glass............................   2,000            30,229
     Nippon Steel Corp................................   5,000            15,114
     Nippon Telegraph and Telephone Corp..............       3            21,406
     Nomura Securities................................   1,000            16,872

                See Accompanying Notes to Financial Statements.

FIRST GLOBAL EQUITY PORTFOLIO

-------------------------------------------------------------------------
Portfolio of Investments - Continued
November 30 , 1996
-------------------------------------------------------------------------

                                                                 Value
                     Description                     Shares    (Note 2a)
                    -------------                   --------  -----------
Japan- Continued
     Sakura Bank....................................  4,000  $   36,555
     Sankyo Co. Ltd.................................  1,000      26,801
     Showa Shell Sekiyu.............................  2,000      19,156
     Sumitomo.......................................  4,000      44,288
     Toagosei Co. Ltd...............................  4,000      17,153
     Tokio Marine & Fire............................  2,000      22,144
     Tokyo Electric Power...........................  1,800      40,650
     Tokyo Ohka Kogyo...............................    700      16,485
     Tomen Corporation..............................  5,000      15,905
     Tonami Transport...............................  5,000      28,515
     Toto...........................................  1,000      13,093
     Toyo Trust and Banking.........................  2,000      17,276
     Yodogawa Steel Works...........................  3,000      18,111
                                                              ----------
                                                                837,091
                                                              ----------
Malaysia - 1.0%
     Hong Leong Credit..............................  5,000      30,861
                                                              ----------

Mexico - 3.8%
     Cementos de Mexico............................. 35,000     116,378
                                                              ----------

Netherlands - 4.8%
     Getronics NV...................................  2,000      53,578
     Hunter Douglas NV..............................    500      32,703
     Koninklijke Ahold NV...........................  1,000      62,565
                                                              ----------
                                                                148,846
                                                              ----------
Philippines - 0.9%
     Universal Rightfield Properties................213,000      27,551
                                                              ----------

Spain - 2.5%
     Bankinter SA...................................    300      39,382
     Corporacion Mapfre Compania....................    700      37,027
                                                              ----------
                                                                 76,409
Sweden - 1.3%
     Astra  AB A - Free Shares......................    800      38,376
                                                              ----------

Switzerland - 2.0%
     Roche Holdings AG..............................      8      61,553
                                                              ----------

United Kingdom - 8.5%
     Cable & Wireless PLC...........................  5,000      39,991
     Glynwed International PLC......................  6,500      38,172
     Laporte PLC....................................  3,000      34,480
     National Westminster...........................  3,500      40,491
     Stanley Leisure Org. PLC.......................  9,000      38,638
     Tarmac PLC..................................... 25,000      37,177
     Vaux Group PLC.................................  8,000      33,875
                                                              ----------
                                                                262,824
                                                              ----------

                See Accompanying Notes to Financial Statements.

FIRST GLOBAL EQUITY PORTFOLIO

-------------------------------------------------------------------------
Portfolio of Investments - Continued
November 30 , 1996
-------------------------------------------------------------------------


                                                                 Value
                     Description                     Shares    (Note 2a)
                    -------------                   --------  -----------

United States - 26.2%
     Allstate Corp..................................  1,000  $   60,250
     Bellsouth Corp.................................    900      36,338
     Cooper Industries, Inc.........................  1,000      41,500
     Emerson Electric Co............................    600      58,875
     Federal National Mortgage Association..........    900      37,125
     Flowers Industries, Inc........................  3,000      70,875
     Kroger Co......................................  1,065      49,123
     Nabisco Holdings Corp..........................  1,200      46,500
     Octel Communications Corp......................  1,000      18,000
     Pall Corp......................................  1,800      47,025
     Penney (J.C.), Inc.............................  1,000      53,750
     Public Storage, Inc............................  2,000      50,750
     Snap - On, Inc.................................  1,500      54,375
     Ultramar Diamond...............................  1,600      50,800
     Unifi, Inc.....................................  1,800      54,675
     Union Pacific Corp.............................    700      40,775
     Union Pacific Resources........................  1,300      38,837
                                                              ----------
                                                                809,573
                                                              ----------



Total Common Stocks (Cost $2,876,960) - 99.1% ......          3,057,091
Other Assets in Excess of Liabilities - 0.9%........             28,299
                                                              ----------
NET ASSETS - 100% ..................................         $3,085,390
                                                              ==========



* For federal income tax purposes, cost is substantially the same as for net unrealized appreciation is as follows:

                     Unrealized appreciation:     $ 265,596
                     Unrealized depreciation:       (85,465)
                                                  ---------

                     Net unrealized appreciation: $ 180,131
                                                  =========




                See Accompanying Notes to Financial Statements

FIRST GLOBAL EQUITY PORTFOLIO

----------------------------------------------------------------------
Statement of Assets and Liabilities
November 30, 1996
----------------------------------------------------------------------

ASSETS:
    Investment in securities at value (cost $2,876,960) $   3,057,091
    Deferred organization costs ........................      163,636
    Cash................................................      118,511
    Receivable for investment securities sold...........       42,899
    Dividends and interest receivable...................        3,863
                                                          ------------
          Total Assets .................................    3,386,000
                                                          ------------

LIABILITIES:
    Payable for investment securities purchased ........      158,927
    Due to Manager......................................       58,534
    Accrued legal fees .................................       24,999
    Accrued administration expenses ....................       17,659
    Miscellaneous accrued expenses .....................       40,491
                                                          ------------
           Total Liabilities............................      300,610
                                                          ------------

NET ASSETS..............................................$   3,085,390
                                                          ============



COMPOSITION OF NET ASSETS:
    Capital paid in.....................................$   2,905,056
    Netunrealized appreciation on investments
      and foreign currency transactions and forward
      foreign currency contracts........................      180,334
                                                          ------------
Net Assets..............................................$   3,085,390
                                                          ============














              See Accompanying Notes to the Financial Statements.

FIRST GLOBAL EQUITY PORTFOLIO

------------------------------------------------------------------------------
Statement of Operations
For the period from December 15, 1995* to November 30, 1996
------------------------------------------------------------------------------

INVESTMENT INCOME:
    Dividends .................................................$       13,228
    Interest ..................................................         3,404
                                                                 -------------
                                                                       16,632
                                                                 -------------

EXPENSES:
    Administrative expense.....................................        95,423
    Directors' fees and expenses...............................        50,000
    Organization expense.......................................        40,909
    Insurance expense..........................................        29,195
    Legal expense..............................................        25,000
    Investment advisory expense................................        12,776
    Audit expense..............................................        12,500
    Registration expense.......................................         3,044
    Miscellaneous accrued expenses.............................         7,208
                                                                 -------------

        Total expenses before reductions.......................       276,055
                                                                 -------------

    Less: Fee waivers and expense reimbursements by Manager....      (195,435)
    Less: Fee waivers by Administrator.........................       (57,591)
    Less: Fee waivers by Transfer Agent........................        (1,763)
                                                                 -------------

    Net expenses...............................................        21,266
                                                                 -------------

             Net Investment Loss ..............................        (4,634)
                                                                 -------------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS
AND FOREIGN CURRENCY TRANSACTIONS:
    Net realized gain on investments and foreign
      currency transactions....................................        59,180
    Net unrealized appreciation on investments and
      foreign currency transactions............................       180,334
                                                                 -------------
             Net realized and unrealized gain on investments
               and foreign currency transactions...............       239,514
                                                                 -------------
                     Net Increase in Net Assets Resulting
                       from Operations.........................$      234,880
                                                                 =============


--------------

*Commencement of Operations.





             See Accompanying Notes to the Financial Statements.

FIRST GLOBAL EQUITY PORTFOLIO

---------------------------------------------------------------------------------------------------
Statement of Changes in Net Assets
For the period from December 15, 1995* to November 30, 1996
---------------------------------------------------------------------------------------------------
OPERATIONS:
    Net investment loss...........................................................$         (4,634)
    Net realized gain on investments and foreign currency transactions............          59,180
    Net unrealized appreciation on investments and foreign currency transactions..         180,334
                                                                                    ---------------
         Net Increase in Net Assets Resulting from Operations.....................         234,880
                                                                                    ---------------

CAPITAL TRANSACTIONS:
    Proceeds from capital invested................................................       2,749,510
                                                                                    ---------------

          Total Increase in Net Assets ...........................................       2,984,390

Net assets at the beginning of the period.........................................         101,000
                                                                                    ---------------

NET ASSETS at the end of the period...............................................$      3,085,390
                                                                                    ===============

------------

*Commencement of Operations.




















           See Accompanying Notes to the Financial Statements.

FIRST GLOBAL EQUITY PORTFOLIO

---------------------------------------------------------------------------
Financial Highlights
For the period from December 15, 1995* to November 30, 1996
---------------------------------------------------------------------------


Net assets, end of period (000's) .....$  3,085

Ratio of expenses to average net assets    2.00%(a)(b)
Ratio of net investment loss to average  (0.44%)(a)(b)

Portfolio turnover rate................   26.31%(c)

Average commission rate paid...........$ 0.0069 (d)

----------

*Commencement of Operations.
(a) Net of fee waivers and expense reimbursements which had the effect of reducing the ratio of expenses to average net assets and increasing the ratio of net investment income to average net assets by 25.74 percentage points (annualized).
(b) Annualized.
(c) This figure is calculated for the period during which there were equity holdings.
(d) Represents total commissions paid on portfolio securities divided by the total number of shares purchased and sold on which commissions are charged.









         See Accompanying Notes to the Financial Statements.

FIRST GLOBAL EQUITY PORTFOLIO
______________________________________________________________________________
Notes to Financial Statements
November 30, 1996
______________________________________________________________________________

NOTE 1 - ORGANIZATION

First Global Equity Portfolio (the "Equity Portfolio"), a Delaware Business Trust, is registered under the Investment Company Act of 1940, as amended, as an open-end diversified management investment company. The Equity Portfolio was organized on June 26, 1995 and commenced operations on December 15, 1995.

The investment objective of the Equity Portfolio is to achieve total return on capital through both capital growth (realized and unrealized) and income. The Equity Portfolio seeks to achieve this objective by making investments in securities of issuers from around the world.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Equity Portfolio in the preparation of its financial statements. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

All the net investment income and unrealized and realized gains and losses from securities and foreign currency transactions of the Equity Portfolio are allocated pro-rata amongst the investors in the Equity Portfolio at the time of such determination.

A)  SECURITY VALUATIONS:

     Securities traded on a foreign exchange or over-the-counter market are valued at the last sales price on the primary exchange or market in which they are traded. Securities for which there are no recent sales transactions are valued based on quotations provided by primary market makers in such securities. Any securities for which recent market quotations are not readily available are valued at fair value determined in accordance with procedures approved by the Board of Trustees of the Equity Portfolio. Short-term securities with less than sixty days remaining to maturity when acquired are valued at amortized cost, which approximates value. Short-term securities with more than sixty days remaining to maturity are valued at current market value until the sixtieth day prior to maturity, and are then valued on an amortized cost basis.

FIRST GLOBAL EQUITY PORTFOLIO
_______________________________________________________________________________
Notes to Financial Statements
November 30, 1996
______________________________________________________________________________

NOTE 2 - CONTINUED

B)   INVESTMENT INCOME AND SECURITY TRANSACTIONS:

     Security transactions of the Equity Portfolio are accounted for on a trade date basis. Realized gains and losses on securities transactions are determined on the identified cost basis. Interest income, including accretion of discount and amortization of premium, is accrued daily. Dividend income is recognized on the ex-dividend date.

C)   FOREIGN CURRENCY TRANSACTIONS:

     The Equity Portfolio's investment valuations and other assets and liabilities initially expressed in foreign currencies are converted each day into U.S. dollars based upon currency exchange rates determined prior to the close of the New York Stock Exchange. Purchases and sales of foreign investments and income and expenses are converted into U.S. dollars based upon currency exchange rates prevailing on the respective dates of such transactions. The Equity Portfolio does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included in net realized and unrealized gains or losses on securities.

     The Equity Portfolio may enter into forward foreign currency exchange contracts to fix the U.S. dollar value of a security it has agreed to buy or sell for the period between the date the trade was entered into and the date the security is delivered and paid for. A forward foreign currency exchange contract is an agreement to purchase or sell a specific currency at a future date and at a price set at the time the contract is entered into.

     The Equity Portfolio is not required to enter into forward contracts with regard to settlement of its foreign currency-denominated securities and will not do so unless deemed appropriate by AIG Capital Management Corp. (the "Manager") or AIG Global Investment Corp. ("AIG Global"), the subadvisor. Forward foreign currency exchange contracts do not eliminate fluctuations in the underlying price of the securities. They simply establish a rate of exchange at a future date. Additionally, although such contracts tend to minimize the risk of loss due to fluctuations in the value of the currency being traded, at the same time, they tend to limit any potential gain which might result from an increase in the value of that currency. With respect to forward foreign currency exchange contracts, losses in excess of amounts recognized in the statement of assets and liabilities may arise due to changes in value of the foreign currency or if the counterparty does not perform under the contract.

FIRST GLOBAL EQUITY PORTFOLIO
______________________________________________________________________________
Notes to Financial Statements
November 30, 1996
______________________________________________________________________________

NOTE 2 - CONTINUED

D)   FEDERAL INCOME TAXES:

     The Equity Portfolio will be classified as a partnership for United States federal income tax purposes. As a consequence, the Equity Portfolio itself will not be subject to United States federal income tax, but each investor in the Equity Portfolio will be required to take into account its distributive share of items of partnership income, gain, loss, deduction and credit substantially as though such items had been realized directly by the investor and without regard to whether any distribution from the Equity Portfolio has been or will be received.

E)   ORGANIZATION EXPENSES:

     Expenses of $204,545 incurred in connection with the organization of the Equity Portfolio are being amortized on a straight line basis over a five year period beginning December 15, 1995. The amount paid by the fund on any redemption by AIG Asset Management Services, Inc. will be reduced by a proportion of any unamortized organizational expenses determined by the proportion of the amount of capital withdrawn and the amount of initial capital of the Equity Portfolio owned by such holder, outstanding immediately prior to such withdrawal.

NOTE 3 - AGREEMENTS AND OTHER TRANSACTIONS WITH AFFILIATES

The Manager, an indirect wholly owned subsidiary of American International Group, Inc. ("AIG"), serves as the Equity Portfolio's investment adviser and is responsible for the management of the assets of the Equity Portfolio in conformity with its stated objectives and policies. For its services, the Manager is entitled to a fee calculated daily and paid monthly, at an annual rate of 1.20% of the average daily net assets of the Equity Portfolio. The Manager has voluntarily agreed to waive its management fee or reimburse the Equity Portfolio's expenses to the extent that its total operating expenses exceed 2.00% of average daily net assets for a limited period. For the period ended November 30, 1996, the Manager waived its entire fee as adviser and reimbursed the Equity Portfolio in the aggregate amount of $195,435.

FIRST GLOBAL EQUITY PORTFOLIO
______________________________________________________________________________
Notes to Financial Statements
November 30, 1996
______________________________________________________________________________

NOTE 3 - CONTINUED

The Manager has entered into a subadvisory agreement with AIG Global, a wholly owned subsidiary of AIG which is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Pursuant to its subadvisory agreement, AIG Global provides investment advisory services to the Manager in respect of the management of the assets of the Equity Portfolio and officers of AIG Global provide representation on the Manager's Investment Committee. Under the subadvisory agreement, the Manager is required to pay AIG Global a fee at an annual rate of 0.15% of the average daily net assets of the Equity Portfolio. These fees are paid from the management fee paid to the Manager.

The Manager was previously party to a subadvisory agreement with AIG Global Investment Corp. (Europe) Ltd., ("AIG Global Europe"), a wholly owned subsidiary of AIG. Effective May 28, 1996, AIG Global Europe deregistered under the Advisers Act and the subadvisory agreement was replaced with a service agreement pursuant to which AIG Global Europe agreed to provide investment advisory services.

The Manager serves as the Equity Portfolio's investment adviser and is responsible for the management of the assets and review and supervision of the investment program. In addition to the subadvisory agreements, the Manager has entered into service agreements with certain affiliates, including AIG Global Europe, whereby such affiliates provide investment advisory services under the direction of the Manager. Certain officers of these affiliates provide representation on the Manager's Investment Committee. Under the terms of the service agreements, the Manager is required to pay the service providers a total combined fee at an annual rate of 0.45% of the average daily net assets of the Equity Portfolio. These fees are paid from the management fee paid to the Manager. There have been no such fees paid through the period ended November 30, 1996.

PFPC International Ltd. serves as the Equity Portfolio's administrator and accounting agent. For the period ended November 30, 1996, PFPC International Ltd. voluntarily waived $57,591 of its fee. State Street Bank and Trust Company serves as custodian of the Equity Portfolio's assets.

Certain trustees and officers of the Equity Portfolio are also directors and/or officers of the Manager. These trustees and officers are paid no compensation by the Equity Portfolio.

FIRST GLOBAL EQUITY PORTFOLIO
__________________________________________________________________________
Notes to Financial Statements
November 30, 1996
__________________________________________________________________________

NOTE 4 - SECURITIES TRANSACTIONS

For the period ended November 30, 1996, purchases of portfolio securities (other than short-term securities) were $3,312,710. Sales of portfolio securities were $499,298.

NOTE 5 - FORWARD FOREIGN CURRENCY CONTRACTS AS OF NOVEMBER 30, 1996

                                                                       Unrealized
                               Market Value   Contract    Delivery    Appreciation
Contracts to Buy:             (U.S. Dollars)    Price        Date     (Depreciation)
-----------------             ------------------------------------------------------
British Pound Sterling             $ 41,483     0.59382     12/03/96          $ (49)
British Pound Sterling               37,951     0.59382     12/03/96            (44)
Spanish Peseta                       35,517   129.50000     12/03/96           (140)
                                    -------                                   -----
   Total Contracts to Buy:          114,951                                    (233)

Contracts to Sell:
------------------
British Pound Sterling               42,933     0.59382     12/03/96             51
                                                                              -----
       Total Unrealized Depreciation                                         $ (182)
                                                                             =======

                         FIRST GLOBAL EQUITY PORTFOLIO


                                   REPORT OF
                            INDEPENDENT ACCOUNTANTS


To the Holders of Beneficial Interest and Board of Trustees of First Global Equity Portfolio:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of First Global Equity Portfolio as of November 30, 1996, and the related statement of operations, the statement of changes in net assets and the financial highlights for the period from December 15, 1995 (commencement of operations) to November 30, 1996. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. Our procedures included confirmation of securities owned as of November 30, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and the financial highlights referred to above present fairly, in all material respects, the financial position of First Global Equity Portfolio as of November 30, 1996, the results of its operations, the changes in its net assets and the financial highlights for the period from December 15, 1995 (commencement of operations) to November 30, 1996, in conformity with generally accepted accounting principles.


                                                        COOPERS & LYBRAND L.L.P.

New York, New York
January 2, 1997

PART C.  OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

   (a) Financial Statements and Schedules:

         The financial statements included in Part B, Item 23 of this Registration Statement are as follows:

         Portfolio of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, Financial Highlights, Notes to the Financial Statements and the Report of Independent Accountants thereon of First Global Equity Portfolio as of November 30, 1996.

   (b)   EXHIBITS:

   (1)    Declaration of Trust of the Registrant./2/

   (2)    By-laws of Registrant./2/

   (3)    (Not applicable)

   (4)    (Not applicable)

   (5)(a) Form of Management Agreement./2/
   (5)(b) Form of Subadvisory Agreement with AIG Global Investment Corp./2/


   (6)    (Not applicable)

   (7)    (Not applicable)

   (8)    Form of Custody Agreement./3/

   (9)(a) Form of Administration and Accounting Services Agreement./2/
   (9)(b) Form of Transfer Agency Agreement./2/
   (9)(c) Form of Exclusive Private Placement Agreement./2/

   (10)  (Not Applicable)

   (11) Consent of Independent Accountants./3/

   (12)  (Not applicable)

   (13) Form of Agreement with Respect to Provision of Initial Capital./2/

   (14)  (Not Applicable)

   (15)  (Not applicable)



---------------------

/2/ Filed with the initial filing of this Registration Statement on July 21, 1995.
/3/  Filed herewith.

   (16)  (Not applicable)

   (17)  Financial Data Schedule for First Global Equity Portfolio./3/

   (18)  (Not applicable)

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

   None.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES

   As of December 31, 1996, there were three holders of Beneficial Interests of the Registrant.

ITEM 27.  INDEMNIFICATION

   Title 12, Section 3817 of the Delaware Code provides that the Registrant may indemnify its directors, officers, employees and agents. Article V of the Registrant's Declaration of Trust and Article VII of the Registrant's By-Laws provide that the Registrant shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person or such person's testator or intestate is or was a trustee, officer or employee of the Registrant, provided that no representative of the Registrant shall be indemnified to the extent liability results from misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such representative's office.

   The Registrant maintains or intends to obtain, subject to availability and the determination of the trustees as to the reasonableness of insurance premiums from time to time, insurance insuring its officers and trustees against certain liabilities incurred in their capacities as such, and insuring the Registrant against any payments which it is obligated to make to such persons under the foregoing indemnification provisions.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

   AIG Capital Management Corp. (Manager)
   ----------------------------

   AIG Capital Management Corp. is a U.S. registered investment advisor which also manages the assets of the AIG Money Market Fund, a separate money market investment portfolio of The Advisors' Inner Circle Fund, and the assets of the AIG Children's World Fund - 2005 and the AIG Retiree Fund - 2003, each a separate series of AIG All Ages Funds, Inc. Each of The Advisors' Inner Circle Fund and AIG All Ages Funds, Inc. is an open end investment company that is registered under the Investment Company Act of 1940.


--------------------------

/3/  Filed herewith.

   AIG Global Investment Corp. (Subadvisor)
   ----------------------------------------

   AIG Global Investment Corp. is a U.S. registered investment advisor that provides global asset management services primarily to AIG and its subsidiaries, but also provides investment advisory services to third parties.

   The list required by this Item 28 of officers and directors of AIG Capital Management Corp. and AIG Global Investment Corp., together with information as to any other business, vocation, profession or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV filed by AIG Capital Management Corp. and AIG Global Investment Corp., respectively, pursuant to the Investment Advisers Act of 1940 (SEC File Nos. 801-47192 and 801-18759, respectively).



ITEM 29.  PRINCIPAL UNDERWRITERS

          Not applicable.

ITEM 30. LOCATION OF ACCOUNTS AND RECORDS - All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the Rules (17 CFR 270.31a-1 to 31a-3) promulgated thereunder will be maintained by the following:

          AIG Capital Management Corp , 70 Pine Street, New York, New York 10270 (records relating to its function as investment adviser)

          State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, Massachusetts 02071 (records relating to its function as custodian)

          PFPC International Ltd., 80 Harcourt Street, Dublin, Ireland (records relating to its functions as custodian and transfer agent)

ITEM 31.  MANAGEMENT SERVICES - None not discussed in Part A or Part B of the
   Registration   Statement for the Registrant.

ITEM 32.  UNDERTAKINGS

   Not applicable.

                                   SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Cayman, the Cayman Islands, on the 5th day of January, 1997.

                           FIRST GLOBAL EQUITY PORTFOLIO


                               By: /s/ Daniel K. Kingsbury
                                   ------------------------------------
                                      Daniel K. Kingsbury
                                      President

                                 EXHIBIT INDEX

        A complete list of exhibits is included in Part C, Item 24(b) of the Registration Statement. The following exhibits are filed herewith.




   EXHIBIT
   -------

   (8)  Form of Custody Agreement

   (11) Consent of Independent Accountants

   (17) Financial Data Schedule for First Global Equity Portfolio.